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                                                                    EXHIBIT 99.3


                       CONSENT OF ROBERTSON STEPHENS, INC.

         We hereby consent to the inclusion of and reference to our opinion dated April 23, 2001 to the Board of Directors of Aronex Pharmaceuticals, Inc. ("Aronex") in the Registration Statement on Form S-4 (the "Registration Statement") of Antigenics, Inc. ("Antigenics"), covering common stock of Antigenics to be issued in connection with the proposed business combination involving Aronex and Antigenics. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.



                                                     ROBERTSON STEPHENS, INC.
                                                     May 15, 2001

                                                     /s/ Hany Awadalla
                                                     ___________________________
                                                     Authorized Signatory